CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of the Cutler Trust and to the use of our report dated August 22, 2012 on the financial statements and financial highlights of Cutler Equity Fund, a series of shares of beneficial interest in the Cutler Trust. Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

BBD, LLP

Philadelphia, Pennsylvania
October 26, 2012